Exhibit 1

EXECUTION COPY

AMENDMENT NO. 4 TO
SUBSCRIPTION AND COMMITMENT AGREEMENT

This Amendment No. 4 (this “Amendment”) dated December 18, 2018, to the Subscription and Commitment Agreement, dated as of December 19, 2017, by and among Oi S.A. – In Judicial Reorganization (the “Company”) and the other parties thereto, as amended from time to time (the “Commitment Agreement”) is entered into by and among the Company and the other parties hereto pursuant to and in accordance with Section 13(b) of the Commitment Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Commitment Agreement.

WHEREAS, the Company and the other parties hereto desire to enter this Amendment and amend certain terms of the Commitment Agreement and waive certain conditions set forth in the Commitment Agreement in the manner set forth herein;

WHEREAS, pursuant to Section 13(b)(x) of the Commitment Agreement, any deadline set forth in Section 12 of the Commitment Agreement, may be amended with the written approval of the Majority Investors, except with respect to the Outside Date or the New Outside Date, as applicable;

WHEREAS, pursuant to Section 6 of the Commitment Agreement, the obligation of each Investor to subscribe and pay for the Offered Shares at the Closing shall be subject to the satisfaction or waiver by the Majority Investors of certain conditions;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Amendment.

(a)        Section 12(c)(iii) of the Commitment Agreement is hereby amended in its entirety to read as follows:

“the Reorganization Court has not issued an order confirming the Agreed Plan without any changes by February 28, 2019;”.

(b)        Section 12(c)(iv) of the Commitment Agreement is hereby amended in its entirety to read as follows:

“failure by any of the U.S. Bankruptcy Court, the U.K. Bankruptcy Court or the Portuguese Court to enter any of the Enforcement Orders, in form and substance acceptable to the Investors, by June 30, 2018 in the case of the U.S. Bankruptcy Court, and by March 31, 2019 in the case of the U.K. Bankruptcy Court, and by November 15, 2018 in the case of the Portuguese Court;”.

(c)        Section 12(e)(ii) of the Commitment Agreement is hereby amended in its entirety to read as follows:

“February 28, 2019, if the Reorganization Court shall not have issued an order, acceptable in form and in substance to the Investors, confirming the Agreed Plan without any changes;”.

2.         Waiver by Investors.  Pursuant to Section 6 of the Commitment Agreement, the satisfaction of the following conditions in the Commitment Agreement are waived to the extent set forth in clauses (a) through (f):

(a)        To the extent not previously satisfied, all conditions set forth in Section 6 of the Commitment Agreement are waived, other than the conditions set forth in Sections 6(a)(ii), 6(a)(iii), 6(b)(ii), 6(b)(v), 6(c)(i), 6(c)(ii), 6(c)(iii), 6(c)(iv), 6(c)(viii), 6(c)(x), 6(c)(xii)(C), 6(c)(xiii), 6(d)(i) and 6(d)(iv);

(b)        The condition set forth in Section 6(a)(ii) of the Commitment Agreement is waived; provided, however, that nothing in this waiver shall be deemed to modify, waive or prejudice any rights or claims of any Investor with respect to any future changes to any orders or decisions already entered as of the date hereof;

(c)        The condition set forth in Section 6(a)(iii) of the Commitment Agreement, to the extent not previously satisfied, is waived other than with respect to a material breach by the Debtors that becomes known or occurs after the date hereof;

(d)        The condition set forth in Section 6(b)(ii) of the Commitment Agreement, to the extent not previously satisfied, is waived other than with respect to a breach in the performance by the Debtors under the Required Documentation that becomes known or occurs after the date hereof;

(e)        The condition set forth in Section 6(b)(v) of the Commitment Agreement is waived other than with respect to any changes after the date hereof to the Rights Offering (for the avoidance of doubt, other than the changes to the Rights Offering included in the “free writing prospectus” released by the Company on the date hereof (as agreed by the signatories hereto); and

(f)        The condition set forth in Section 6(c)(iii) of the Commitment Agreement, to the extent not previously satisfied, is waived other than with respect to any future changes, amendments, or revocations of existing Required Approvals or any new Required Approvals after the date hereof.

It is understood and agreed that the waivers set forth herein are based on the accuracy and completeness of the information disclosed by the Company in its public filings with the SEC and the CVM in accordance with applicable standards.

3.         Contingent PGMU Waiver Fee. In the event that Updated PGMU providing a reduction and/or suppression of universal access targets applicable to switched fixed telephony concessionaires is not published (i) on or prior to March 31, 2019, the Company will pay on or before April 5, 2019 to each Investor a fee equal to US$25 million multiplied by its Commitment Percentage, and (ii) on or prior to June 30, 2019, the Company will pay on or before July 5, 2019 to each Investor an additional fee equal to US$20 million multiplied by its Commitment Percentage, in each case in immediately available funds after payment of any applicable withholding or other taxes.

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4.         Representations and Warranties of the Company.

(a)        The Company represents and warrants that it has previously disclosed all information relevant to the conditions set forth in Section 6 of the Commitment Agreement that are being waived, and all such information is true and correct as of the date hereof.

(b)        The Company represents and warrants that the Required Approvals have been received.

5.         Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts of this Amendment have been signed by Investors holding more than sixty percent (60%) in amount of the Commitments and delivered by such Investors to the Company (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

6.         Governing Law. This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the “choice of law” principles of that or any other jurisdiction.

7.         No Other Amendments. Except as expressly amended hereby, the Commitment Agreement is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. This Amendment and the Commitment Agreement shall hereafter be read and construed together as a single document.  Each reference in the Commitment Agreement to “this Agreement,” “this SRC Agreement”, “hereunder,” “hereof,” “herein” or words of like import referring to the Commitment Agreement shall be read as and be deemed to mean and reference the Commitment Agreement as amended, restated or otherwise modified by this Amendment.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 4 to the Subscription and Commitment Agreement as of the date set forth opposite its signature.

OI S.A. - IN JUDICIAL REORGANIZATION

Date: December 18, 2018                    By: /s/ Carlos Augusto M.P. de A. Brandão

Name: Carlos Augusto M.P. de A. Brandão

Title: Chief Financial Officer and Investor Relations Officer

                                                            By: /s/ José Claudio Moreira Gonçalves

Name: José Claudio Moreira Gonçalves

Title: Executive Officer

[Signature Page to Amendment No. 4 to Subscription and Commitment Agreement]

TELEMAR NORTE LESTE S.A. – IN JUDICIAL REORGANIZATION

Date: December 18, 2018                    By: /s/ Carlos Augusto M.P. de A. Brandão

Name: Carlos Augusto M.P. de A. Brandão

Title: Chief Financial Officer and Investor Relations Officer

                                                            By: /s/ José Claudio Moreira Gonçalves

Name: José Claudio Moreira Gonçalves

Title: Executive Officer

OI MÓVEL S.A. – IN JUDICIAL REORGANIZATION

Date: December 18, 2018                    By: /s/ Carlos Augusto M.P. de A. Brandão

Name: Carlos Augusto M.P. de A. Brandão

Title: Chief Financial Officer and Investor Relations Officer

                                                            By: /s/ José Claudio Moreira Gonçalves

Name: José Claudio Moreira Gonçalves

Title: Executive Officer

COPART 4 PARTICIPAÇÕES S.A. – IN JUDICIAL REORGANIZATION

Date: December 18, 2018                    By: /s/ Carlos Augusto M.P. de A. Brandão

Name: Carlos Augusto M.P. de A. Brandão

Title: Chief Financial Officer and Investor Relations Officer

                                                            By: /s/ José Claudio Moreira Gonçalves

Name: José Claudio Moreira Gonçalves

Title: Executive Officer

[Signature Page to Amendment No. 4 to Subscription and Commitment Agreement]

COPART 5 PARTICIPAÇÕES S.A. – IN JUDICIAL REORGANIZATION

Date: December 18, 2018                    By: /s/ Carlos Augusto M.P. de A. Brandão

Name: Carlos Augusto M.P. de A. Brandão

Title: Chief Financial Officer and Investor Relations Officer

                                                            By: /s/ José Claudio Moreira Gonçalves

Name: José Claudio Moreira Gonçalves

Title: Executive Officer

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – IN JUDICIAL REORGANIZATION

Date: December 18, 2018                    By: /s/ Carlos Augusto M.P. de A. Brandão

Name: Carlos Augusto M.P. de A. Brandão

Title: Chief Financial Officer and Investor Relations Officer

OI BRASIL HOLDINGS COÖPERATIEF U.A. – IN JUDICIAL REORGANIZATION

Date: December 18, 2018                    By: /s/ Carlos Augusto M.P. de A. Brandão

Name: Carlos Augusto M.P. de A. Brandão

Title: Chief Financial Officer and Investor Relations Officer

[Signature Page to Amendment No. 4 to Subscription and Commitment Agreement]

                                                            WITNESSES:

By: /s/ Liane Elena de Q. Gonçalves

Name: Liane Elena de Q. Gonçalves

By: /s/ Sonia Ferreira de Lucena

Name: Sonia Ferreira de Lucena

[Signature Page to Amendment No. 4 to Subscription and Commitment Agreement]

goldentree asset management lp,

Not on its own but on behalf of some of the funds and accounts for which it serves as investment manager, which are listed below

Date: December 18, 2018                    By: /s/ Peter Alderman

Name: Peter Alderman

Title: Vice President

GoldenTree Credit Opportunities Master Fund Ltd.

GoldenTree Distressed Master Fund 2014 Ltd.

GoldenTree Distressed Fund 2014 LP

GoldenTree E Distressed Debt Master Fund II LP

Golden Tree E Distressed Debt Fund II LP

Golden Tree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I GoldenTree Master Fund, Ltd.

GN3 SIP Limited

GN3 SIP L.P.

GoldenTree Insurance Fund Series Interests of the SALi Multi-Series Fund, L.P.

GoldenTree NJ Distressed Fund 2015 LP

GTNM,L.P.

Louisiana State Employees Retirement System

Gold Coast Capital Subsidiary X Limited

GoldenTree High Yield Value Master Unit Trust

MA Multi-Sector Opportunistic Fund, LP

GoldenTree Multi-Sector Master Fund ICAV - GoldenTree Multi-Sector Master Fund Portfolio A CenturyLink, Inc. Defined Benefit Master Trust

Golden Tree High Yield Value Fund Offshore (Strategic), Ltd.

Credit Fund Golden Ltd

High Yield And Bank Loan Series Trust

Rock Bluff High Yield Partnership, L.P.

Guadalupe Fund, LP

Kapitalforeningen Unipension Invest, High Yield Obligationer

GoldenTree Multi-Sector Fund Offshore ERlSA, Ltd.

Healthcare Employees' Pension Plan - Manitoba

[Signature Page to Amendment No. 4 to Subscription and Commitment Agreement]

Solus Alternative management lp, on behalf of funds managed thereby, as Investor

Date: December 18, 2018                    By: /s/ C.J. Lanktree

Name: C.J. Lanktree

Title: Partner/Portfolio Manager

[Signature Page to Amendment No. 4 to Subscription and Commitment Agreement]

York Capital Management Global Advisors LLC, on behalf of funds and/or accounts managed and/or advised by it and/or its affiliates

Date: December 18, 2018                    By: /s/ Richard P. Swanson

Name: Richard P. Swanson

Title: General Counsel

[Signature Page to Amendment No. 4 to Subscription and Commitment Agreement]

Canyon Capital Advisors LLC, on behalf of its participating clients

Date: December 18, 2018                    By: /s/ Jonathan M. Kaplan

Name: Jonathan M. Kaplan

Title: Authorized Signatory

[Signature Page to Amendment No. 4 to Subscription and Commitment Agreement]